CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of our report dated June 2, 2006 relating to the financial statements of John Hancock U.S. Quality Equity Fund, which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Statement of Additional Information.



PricewaterhouseCoopers LLP
Boston, Massachusetts
June 12, 2006

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of our reports dated May 5, 2006, relating to the financial statements and financial highlights which appear in the February 28, 2006 Annual Report to Shareholders of GMO International Disciplined Equity Fund and GMO Small/Mid Cap Growth Fund (formerly GMO Small Cap Growth Fund), and which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in such Registration Statement.




PricewaterhouseCoopers LLP
Boston, Massachusetts
June 12, 2006